Exhibit d.2

ARTICLE 10

Shareholders’ Voting Powers and Meetings

10.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4 of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX, Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or in respect of the terms of a class of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

10.2 Voting Power and Meetings. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by a majority of the Trustees and a majority of the Continuing Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the date, time, place and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder’s address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter shall be properly before any annual or special meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 10.6 of these Bylaws.

10.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders’ meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders’ meeting shall decide that matter insofar as that class or series is concerned.

10.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

10.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

10.6 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

(a) As used in this Section 10.6, the term “annual meeting” refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 10.2 of these Bylaws, and the term “special meeting” refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

(b) The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this Section 10.6 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.6(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a “Beneficial Owner”) that holds Shares entitled to vote at the meeting through a nominee or “street name” holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner’s entitlement to vote such Shares, provided that the Shareholder was the

Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.6(c) is delivered to the Secretary.

In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the “Shareholder Notice”) in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year’s annual meeting; provided, however, with respect to the annual meeting to be held in the calendar year 2006, the Shareholder Notice must be so delivered or mailed and so received on or before March 1, 2006; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an “interested person” of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 10.6(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder’s name and address as they appear on the Trust’s books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 10.6, Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

(d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust’s notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.6(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

(e) For purposes of this Section 10.6, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

(f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.6.

(g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 10.6 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

(h) Notwithstanding anything to the contrary in this Section 10.6 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.6 shall be construed as creating any implication or presumption as to the requirements of federal law.